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                                                                    EXHIBIT 23.5


                       CONSENT OF PAINEWEBBER INCORPORATED

     PaineWebber Incorporated ("PaineWebber") hereby consents to the incorporation by reference in this Registration Statement of its opinion, dated October 21, 1998, contained in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4, filed by Eclipse Surgical Technologies, Inc. on February 9, 1999 (Registration No. 333-72063), which is incorporated by reference herein in its entirety, and to the references made to PaineWebber in the "Summary -- Opinions of PaineWebber and Bear Stearns," "Approval of the Merger and Related Transactions: Material Contacts and Board Deliberations," and "Approval of the Merger and Related Transactions:
PaineWebber Opinion" sections of such Joint Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Dated:  March 16, 1999

                                         Very truly yours,

                                         PAINEWEBBER INCORPORATED

                                         By: PAINEWEBBER INCORPORATED